                                                           EXHIBIT 99.(h)(xxiii)

State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, MA 02171

Re:   American AAdvantage Funds
         Custody Agreement
         Transfer Agency and Service Agreement
         Administrative Services Agreement

Ladies and Gentlemen:

This is to advise you that the American AAdvantage Funds ("the Funds") have established two new series, the Mid-Cap Value Fund and the Treasury Inflation Protected Securities Fund. In accordance with the Additional Funds provisions of
Section 20 of the Custodian Contract dated December 1, 1997, Section 15 of the Transfer Agency and Services Agreement dated January 1, 1998, and Section 7 of the Administrative Services Agreement between the Funds and State Street Bank and Trust Company, the Funds hereby request that you act as Custodian and Transfer Agent for the Mid-Cap Value Fund and Treasury Inflation Protected Securities Fund and that you invest certain excess cash balances in futures contracts for the Mid-Cap Value Fund under the terms of the respective contracts. In addition, the Funds hereby request that you invest certain excess cash balances in futures contracts for the Emerging Markets Fund.

Pursuant to Section 20 of the above referenced Custodian Contract and Section 15 of the above referenced Transfer Agency and Services Agreement, the Funds hereby request that Schedules C and D of the Custodian Contract and Schedule A of the Transfer Agency and Services Agreement be amended and restated as attached. Pursuant to Section 7 of the above referenced Administrative Services Agreement, the Funds hereby request that Schedule A of the Administrative Services Agreement be amended and restated as attached.

Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one to the Funds and retaining one copy for your records.

American AAdvantage Funds

By:   ______________________________
      Name: William F. Quinn
      Title: President

Agreed to as of the _____ day of _______________________ ,2004.

State Street Bank and Trust Company

By:   _______________________________
      Name:
      Title:

                                   SCHEDULE A
                                     TO THE
                        ADMINISTRATIVE SERVICES AGREEMENT

                    STATEMENT OF INTENT/OPERATING PROCEDURES

      State Street Bank and Trust Company ("State Street") shall fulfill its duties set forth in Section 2 and Section 3 of the Administrative Services Agreement in accordance with the following:

I.    SCOPE OF THE ENGAGEMENT.

      AMR is seeking to equitize the cash balances of certain mutual fund portfolios. AMR will manage the underlying cash balances and will direct State Street to purchase the futures contract to maintain appropriate equity exposure. AMR anticipates maintaining a 5% equity (10% for small cap) exposure on a daily basis.

      The mutual funds to be equitized, the equitized amounts and the futures contracts used are listed below. AMR may in its judgement direct State Street to implement the equitization using futures contracts other than those listed below.

II.   IMPLEMENTATION.

      AMR will direct State Street to equitize the initial portfolio balances, and State Street will buy and or sell the appropriate number of contracts to reflect changes in the underlying cash balances using the procedures listed in
Section III. Such procedures may be modified by the mutual consent of AMR and State Street. With respect to the International Equity Portfolio of the AMR Investment Services Trust, AMR hereby instructs that contracts to be purchased from the list set forth in Section VI be purchased substantially in proportion to the capitalization weights of the nine countries as they comprise the Morgan Stanley Capital International Europe, Asia and Far East Index.

III.  DAILY OPERATING PROCEDURES

Noon State Street's Mutual Fund Custody Group (MFG) transfers appropriate cash into AMR's STIF account. MFG e-mails activity spreadsheet to State Street's investment group (SSgA) and AMR.

12:00pm           MFG calls SSgA if spreadsheet will be delayed.

12:00-1:00pm      AMR and SSgA Operational Procedures followed:

                        - Values on spreadsheet are validated.
                        - Consistency Checks conducted.
                        - Confirm if special notice re-balancing is requested.

                  Action steps if validity questioned:

                        - Assumptions checked.
                        - Designated MFG team notified - problem logged.

1:00pm            SSgA Operations forwards activity spreadsheet to Portfolio
                  Management Team.

1:00-1:30pm       Portfolio Manager loads cash balance data into trading system.
                  Futures volume is determined by asset pool.

1:30pm            Portfolio Manager sends trades to broker

4:45pm Portfolio Manager electronically receives trade confirmation data. Prices are confirmed. Trades are sent to custody.

8:00am(next day)  SSgA Operations sends daily Margin Calculation to custody who conduct a second reconciliation.

IV.   TRUST                                  FUND
      -----                                  ----
AMR INVESTMENT SERVICES TRUST         International Equity Portfolio

AMERICAN AADVANTAGE FUNDS             Balanced Fund
                                      Large Cap Value Fund
                                      International Equity Fund*
                                      Small Cap Value Fund
                                      Mid-Cap Value Fund
                                      Emerging Markets Fund

*Inactive for purposes of this Agreement. To be activated upon prior notice from Trust.

V.    APPROVED FUTURES CONTRACTS

   PORTFOLIO                   FUTURES CONTRACT USED                 FCM
   ---------                   ---------------------                 ---
Balanced                   S&P 500                             Goldman Sachs & Co.

Large Cap Value            S&P 500                             Goldman Sachs & Co.

International Equity       Approved List of CFTC Futures       Goldman Sachs & Co.
                           Contracts - See Section VI

Small Cap Value            Russell 2000                        Goldman Sachs & Co.

Mid-Cap Value              S&P 400 or a combination of the     Goldman Sachs & Co.
                           following - S&P 400, S&P 600 and
                           Russell 1000 Value

Emerging Markets           S&P 500                             Goldman Sachs & Co.

VI.   LIST OF APPROVED FUTURES CONTRACTS FOR INTERNATIONAL EQUITY PORTFOLIO

 COUNTRY         CONTRACT NAME
 -------         -------------
U.K.               FTSE

Germany            DAX

France             CAC 40

Sweden             OMX

Italy              MIB 30

Spain              IBEX 35

Japan              TOPIX
                   Nikkei 300

Hong Kong          Hang Seng

Australia          All Ords

Canada             TSE 35

                        ACCEPTED AND APPROVED BY:

                        AMERICAN AADVANTAGE FUNDS
                        AMERICAN AADVANTAGE MILEAGE FUNDS
                        AMR INVESTMENT SERVICES TRUST, and
                        AMR INVESTMENT SERVICES, INC.

                        By: ___________________________________
                               William F. Quinn
                               President

                        ACCEPTED AND APPROVED BY:

                        STATE STREET BANK AND TRUST COMPANY

                        By: ___________________________________
                             Name:
                             Title:

DATED: June 30, 2004